UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2019

PBF ENERGY INC.

PBF ENERGY COMPANY LLC

PBF HOLDING COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-206728-02	61-1622166
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2019, PBF Logistics LP (the “Partnership”), and PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy Inc. (“PBF Energy”), entered into a Contribution Agreement pursuant to which PBF LLC will contribute to the Partnership all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”), an indirect subsidiary of PBF Holding Company LLC (“PBF Holding”). TVP Holding owns the remaining fifty percent membership interest (the “TVP Holding Interests”) in the Torrance Valley Pipeline Company LLC (“TVPC”), which owns the 189-mile San Joaquin Valley Pipeline system with a throughput capacity of approximately 110,000 barrels per day. The system, segregated into two parts, Northern and Southern portions, is comprised of the M55, M1 and M70 pipelines which are the primary crude gathering and transportation lines that supply PBF Energy’s Torrance refinery. The assets also include 11 pipeline stations with approximately one million barrels of combined tankage and truck unloading capability at two of the stations. The transaction, which is referred to herein as the “TVPC Acquisition,” is expected to close in the second quarter of 2019. Following the closing of the TVPC Acquisition, the Partnership will own 100% of TVPC.

In connection with the closing of the TVPC Acquisition, the Partnership and a subsidiary of PBF Energy will amend an existing mainline transportation services agreement to increase the minimum volume throughput commitment (“MVC”) from a monthly average of approximately 70,000 barrels per day to a monthly average of approximately 75,000 barrels per day. In exchange for the TVP Holding Interests, the Partnership will pay total consideration to PBF LLC of $200.0 million in cash. The Partnership expects to finance the consideration fully with cash through a combination of $135.0 million of gross proceeds from the Partnership’s registered direct offering of common units to certain institutional investors announced on April 24, 2019 and a $65.0 million draw-down from the Partnership’s senior secured revolving credit facility.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Contribution Agreement contains representations and warranties that the parties to the Contribution Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Contribution Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the public disclosures of PBF Energy, PBF LLC or PBF Holding. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Contribution Agreement dated as of April 24, 2019 by and between PBF Logistics LP and PBF Energy Company LLC

*

Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted Exhibits and Schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PBF Energy Inc.

Date: April 26, 2019	By:	/s/ Trecia Canty
Trecia Canty
Authorized Officer

PBF Energy Company LLC

Date: April 26, 2019	By:	/s/ Trecia Canty
Trecia Canty
Authorized Officer

PBF Holding Company LLC

Date: April 26, 2019	By:	/s/ Trecia Canty
Trecia Canty
Authorized Officer